Exhibit 11











              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 17 to Registration Statement Number 33-8120 (Form N-1A) of Rodney Square Strategic Equity Fund of our report dated January 15, 1998, included in the 1997 Annual Report to Shareholders.


                                          /s/ Ernst & Young

Philadelphia, Pennsylvania
June 23, 1998